Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/572-5100 www.kslaw.com

December 18, 2009

Post Properties, Inc.

Post Apartment Homes, L.P.

4401 Northside Parkway

Suite 800

Atlanta, Georgia 30327

Re:	Post Properties, Inc. and Post Apartment Homes, L.P.

Automatic Shelf Registration Statement on Form S-3 ASR

Ladies and Gentlemen:

We have acted as counsel for Post Properties, Inc., a Georgia corporation (“Post”), and Post Apartment Homes, L.P., a Georgia limited partnership (“Post Apartment Homes”), in connection with the preparation of a Registration Statement on Form S-3 ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the offering from time to time, by Post, Post Apartment Homes and/or selling security holders, as set forth in the Prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, of (A) the common stock, par value $.01 per share (the “Common Stock”) of Post, preferred stock, par value $.01 per share (the “Preferred Stock”) of Post and depositary shares, each representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”) and (B) debt securities (the “Debt Securities”) to be issued by Post Apartment Homes.

In connection with this opinion, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of Post GP Holdings, Inc., a Georgia corporation and the general partner of Post Apartment Homes (“GP Holdings”), and of certain officers of Post GP Holdings, Inc and Post.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture dated as of September 15, 2000, as supplemented by the First Supplemental Indenture dated December 1, 2000 (collectively, the “Indenture”), between Post Apartment Homes and U.S. Bank National Association (as successor to SunTrust Bank), as the trustee (the “Trustee”), has been duly authorized by all requisite action by the Trustee, and that the Indenture was duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

This opinion is limited in all respects to the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions

Post Properties, Inc.

Post Apartment Homes, L.P.

December 18, 2009

expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

(i)	Post is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

(ii)	GP Holdings is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

(iii)	Post Apartment Homes is a validly existing limited partnership under the laws of the State of Georgia;

(iv)	Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

(v)	Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

(vi)	Upon the due authorization of the issuance of Depositary Shares and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such Depositary Shares will have been validly issued and will represent a fractional interest in a validly issued, fully paid and nonassessable share of Preferred Stock; and

(vii)	Upon the due authorization of the issuance of Debt Securities and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement) and, when executed by Post Apartment Homes and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Debt Securities will (x) be valid and binding obligations of Post Apartment Homes, enforceable against Post Apartment Homes in accordance with their terms and (y) be entitled to the benefits of the Indenture.

The opinions set forth above are subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement.

Sincerely,

/s/ King & Spalding LLP